AMENDMENT TO
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation (“AIM”); Transamerica Life Insurance Company (formerly, PFL Life Insurance Company), an Iowa life insurance company (“LIFE COMPANY”) and Transamerica Capital, Inc. (replacing AFSG SECURITIES CORPORATION by Amendment and Novation), is hereby amended as follows:
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Series I and II shares

AIM V.I. Basic Balanced Fund	AIM V.I. High Yield Fund
AIM V.I. Basic Value Fund	AIM V.I. International Growth Fund
AIM V.I. Capital Appreciation Fund	AIM V.I. Large Cap Growth Fund
AIM V.I. Capital Development Fund	AIM V.I. Leisure Fund
AIM V.I. Core Equity Fund	AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Diversified Income Fund	AIM V.I. Money Market Fund
AIM V.I. Dynamics Fund	AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund
AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund
AIM V.I. Global Real Estate Fund	AIM V.I. Utilities Fund
AIM V.I. Government Securities Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
•	Retirement Builder Variable Annuity Account
•	Separate Account VA A
•	PFL Corporate Account One (1940 Act Exclusion)
•	Separate Account VA B
•	Separate Account VA C
•	Separate Account VA D
•	Separate Account VA F
•	Separate Account VA J

SEPARATE ACCOUNTS UTILIZING THE FUNDS (CONT’D)
•	Separate Account VA K
•	Separate Account VA L
•	Separate Account VA P
•	Separate Account VA R
•	Separate Account VA S
•	Separate Account VA W
•	Separate Account VA Y
•	Separate Account VA Z
•	Separate Account VA-5
•	Separate Account VUL A
•	Transamerica Corporate Separate Account Sixteen
•	Variable Life Account A of TLIC
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
•	Retirement Income Builder II Variable Annuity
•	Portfolio Select Variable Annuity
•	The Atlas Portfolio Builder Variable Annuity
•	Advantage V, Variable Universal Life Policy (1933 Act Exempt)
•	Advantage X
•	Transamerica Landmark Variable Annuity
•	Transamerica Freedom Variable Annuity
•	Transamerica Extra Variable Annuity
•	Transamerica Access Variable Annuity
•	Flexible Premium Variable Annuity – C under the marketing name “Transamerica Principium”
•	Premier Asset Builder Variable Annuity
•	Immediate Income Builder II
•	Retirement Income Builder – BAI Variable Annuity under the marketing name “Retirement Income Builder IV”
•	Transamerica Preferred Advantage Variable Annuity
•	Flexible Premium Variable Annuity – A under the marketing names: “Transamerica Opportunity Builder” and “Transamerica Traditions”
•	Flexible Premium Variable Annuity – D under the marketing name “Huntington Allstar Select”
•	Flexible Premium Variable Annuity – G under the marketing name “Transamerica Liberty”
•	Flexible Premium Variable Annuity – J under the marketing name “Transamerica Axiom”
•	Flexible Premium Variable Annuity – K under the marketing name “Transamerica Investor Choice Annuity”
•	Distinct AssetSM Variable Annuity
•	Legacy Builder Plus VUL
•	Variable Protector

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: June 1, 2009

AIM VARIABLE INSURANCE FUNDS

By: Name:	/s/ John M. Zerr John M. Zerr
Title:	Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

By: Name:	/s/ John S. Cooper John S. Cooper
Title:	President

TRANSAMERICA LIFE INSURANCE COMPANY

By: Name:	/s/ Arthur D. Woods Arthur D. Woods
Title:	Vice President

TRANSAMERICA CAPITAL, INC.

By: Name:	/s/ Brenda L. Smith Brenda L. Smith
Title:	Assistant Vice President

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